Exhibit 10.12

RECORDING REQUESTED BY AND WHEN RECORDED MAIL TO:

Bank of America, N.A. Doc Retention Center CT2-515-BB-03
70 Batterson Park Road
Farmington, CT 06032

Space above this line for Recorder's Use

DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING

This Deed of Trust is made as of October 29, 2014, by LIFELOC TECHNOLOGIES, INC., as trustor ("Trustor"), with an address at 12441 West 49th Ave Unit 4, Wheat Ridge, CO 80033, to the Public Trustee of Jefferson County, Colorado, as trustee ("Trustee"), for the benefit of Bank of America, N.A., a national banking association, as beneficiary ("Beneficiary") with an address at Doc Retention Center, CT2-515-BB-03, 70 Batterson Park Road, Farmington, CT 06032.

1.    GRANT IN TRUST.

1.1    The Property. For the purpose of securing payment and performance of the Secured Obligations defined in Section 2 below, Trustor hereby irrevocably and unconditionally grants, bargains, sells, conveys, transfers and assigns to Trustee, in trust for the benefit of Beneficiary, with power of sale and right of entry and possession, all estate, right, title and interest which Trustor now has or may later acquire in the following property (all or any part of such property, or any interest in all or any part of it, together with the Personalty (as hereinafter defined) being hereinafter collectively referred to as the "Property"):

(a)    The real property located at 12441 West 49th Street, Units 11 - 18, Wheat Ridge, CO 80234 in the County of Jefferson, as described in Exhibit A hereto (the "Land");

(b)    All buildings, structures, improvements, fixtures and appurtenances now or hereafter placed on the Land, and all apparatus and equipment now or hereafter attached in any manner to the Land or any building on the Land, including all pumping plants, engines, pipes, ditches and flumes, and also all gas, electric, cooking, heating, cooling, air conditioning, lighting, refrigeration and plumbing fixtures and equipment (collectively, the "Improvements");

(c)    All easements and rights of way appurtenant to the Land; all crops growing or to be grown on the Land (including all such crops following severance from the Land); all standing timber upon the Land (including all such timber following severance from the Land); all development rights or credits and air rights; all roads, streets, alleys and other rights of way (open or proposed) to the centerline, minerals, oil, gas, and other hydrocarbon substances and rights thereto in, on, under, or upon the Land;

(d)    All water and water rights, whether tributary, nontributary, not nontributary, or other groundwater that is subject to the provisions of Colorado Revised Statutes Section 37-90- 137(4) or the corresponding provisions of any successor statute, whether adjudicated or unadjudicated, absolute or conditional, and all ditches and ditch rights, water wells and well rights, State Engineer filings, well registration statements and well permits, water taps, reservoirs and reservoir rights, springs, all decrees and pending water court applications, and all water company and mutual ditch or reservoir company stock, and all right, title and interest under any decreed or pending plan of augmentation or water exchange plan, which are, have been, or may be used on or in connection with, or appurtenant to, or located on or underlying, or in any way associated with, the Land, with all appurtenances;

(e)  All existing and future leases, subleases, subtenancies, licenses, occupancy agreements and concessions relating to the use and enjoyment of all or any part of the Land or the Improvements, and any and all guaranties and other agreements relating to or made in connection with any of the foregoing;

(f)  All proceeds, including all claims to and demands for them, of the voluntary or involuntary conversion of any of the Land, Improvements, or the other property described above into cash or liquidated claims, including proceeds of all present and future fire, hazard or casualty insurance policies, whether or not such policies are required by Beneficiary, and all condemnation awards or payments now or later to be made by any public body or decree by any court of competent jurisdiction for any taking or in connection with any condemnation or eminent domain proceeding, and all causes of action and their proceeds for any breach of warranty, misrepresentation, damage or injury to, or defect in, the Land, Improvements, or the other property described above or any part of them; and

(g)  All proceeds of, additions and accretions to, substitutions and replacements for, and changes in any of the property described above.

1.2   Fixture Filing. This Deed of Trust constitutes a financing statement filed as a fixture filing under the Colorado Uniform Commercial Code, as amended or recodified from time to time, covering any Property which now is or later may become a fixture attached to the Land or any building located thereon, as extracted collateral or timber to be cut. This Deed of Trust is to be recorded in the real estate records of the county or city and county in which the fixtures are located. The address of Trustor, as the debtor, and of Beneficiary, as the secured party, are as set forth in Section 7.13.

2.    THE SECURED OBLIGATIONS.

2.1    Purpose of Securing. Trustor makes the grant, conveyance, transfer and assignment set forth in Section 1, makes the irrevocable and absolute assignment set forth in Section 3, and grants the security interest set forth in Section 4, all for the purpose of securing the following obligations (the "Secured Obligations") in any order of priority that Beneficiary may choose:

(a)  Payment of all obligations of LIFELOC TECHNOLOGIES, INC. ("Obligor") to Beneficiary arising under the following instrument(s) or agreement(s) (collectively, the "Debt Instrument"):

(i)  A certain Loan Agreement dated as of October 29, 2014, between Obligor and Beneficiary which provides for extensions of credit in a principal amount not exceeding One Million Six Hundred Twelve Thousand Nine Hundred Eighty-One Dollars and No Cents ($1,612,981.00).

This Deed of Trust also secures payment of all obligations of Obligor under the Debt Instrument which arise after the Debt Instrument is extended, renewed, modified or amended pursuant to any written agreement between Obligor and Beneficiary, and all obligations of Obligor under any successor agreement or instrument which restates and supersedes the Debt Instrument in its entirety;

(b)  Payment and performance of all obligations of Trustor under this Deed of Trust;

(c) Payment and performance of all obligations of Obligor under any Swap Contract with respect to which there is a writing evidencing the parties' agreement that said Swap Contract shall be secured by this Deed of Trust. "Swap Contract" means any document, instrument or agreement with Beneficiary, now existing or entered into in the future, relating to an interest rate swap transaction, forward rate transaction, interest rate cap, floor or collar transaction, any similar transaction, any option to enter into any of the foregoing, and any combination of the foregoing, which agreement may be oral or in writing, including, without limitation, any master agreement relating to or governing any or all of the foregoing and any related schedule or confirmation, each as amended from time to time;

(d) Payment and performance of all future advances and other obligations that Trustor (or any successor in interest to Trustor) or Obligor (if different from Trustor) may agree to pay and/or perform (whether as principal, surety or guarantor) to or for the benefit of Beneficiary, when a writing signed by Trustor (or any successor in interest to Trustor) evidences said parties' agreement that such advance or obligation be secured by this Deed of Trust; and

(e) If this Deed of Trust is foreclosed, either through the Trustee or the courts, payment of an amount equal to any prepayment fee or premium that would be payable under the Debt Instrument if the Debt Instrument were prepaid in full on the date of the foreclosure sale.

This Deed of Trust does not secure any obligation which expressly states that it is unsecured, whether contained in the foregoing Debt Instrument or in any other document, agreement or instrument.

The date on which the final payment or performance of the obligation(s) under the Debt Instrument is due is as follows: October 29, 2039.

Notwithstanding any provision to the contrary, "Secured Obligations" secured hereby shall not include obligations arising under any Swap Contract to the extent that the grant of a lien hereunder to secure such Swap Contract would violate the Commodity Exchange Act by virtue of the Trustor's failure to constitute an "eligible contract participant" as defined in the Commodity Exchange Act at the time such grant of such lien becomes effective with respect to such Swap Contract. "Commodity Exchange Act" means 7 U.S.C. Section 1 et seq., as amended from time to time, any successor statute, and any rules, regulations and orders applicable thereto.

2.2 Terms of Secured Obligations. All persons who may have or acquire an interest in all or any part of the Property will be considered to have notice of, and will be bound by, the terms of the Debt Instrument described in Paragraph 2.1(a) and each other agreement or instrument made or entered into in connection with each of the Secured Obligations. These terms include any provisions in the Debt Instrument which permit borrowing, repayment and reborrowing, or which provide that the interest rate on one or more of the Secured Obligations may vary from time to time.

2.3 Maximum Amount Secured. This Deed of Trust secures up to a total maximum principal amount of $1,612,981.00, and shall be effective to secure payment of all advances, both obligatory and optional, up to such maximum principal amount to the same extent and with the same effect and priority as if such total maximum principal amount had been fully disbursed on or before the date this Deed of Trust was recorded.

3. ASSIGNMENT OF RENTS.

3.1 Assignment. Trustor hereby irrevocably, absolutely, presently and unconditionally assigns to Beneficiary all rents, royalties, issues, profits, revenue, income and proceeds of the Property, whether now due, past due or to become due, including all prepaid rents and security deposits (collectively, the "Rents"), and confers upon Beneficiary the right to collect such Rents with or without taking possession of the Property. In the event that anyone establishes and exercises any right to develop, bore for or mine for any water, gas, oil or mineral on or under the surface of the Property, any sums that may become due and payable to Trustor as bonus or royalty payments, and any damages or other compensation payable to Trustor in connection with the exercise of any such rights, shall also be considered Rents assigned under this Paragraph. THIS IS AN ABSOLUTE ASSIGNMENT, NOT AN ASSIGNMENT FOR SECURITY ONLY.

3.2 Grant of License. Notwithstanding the provisions of Paragraph 3.1, Beneficiary hereby confers upon Trustor a license ("License") to collect and retain the Rents as they become due and payable, so long as no Event of Default, as defined in Paragraph 6.2, shall exist and be continuing. If an Event of Default has occurred and is continuing, Beneficiary shall have the right, which it may choose to exercise in its sole discretion, to terminate this License without notice to or demand upon Trustor, and without regard to the adequacy of the security for the Secured Obligations.

4. SECURITY INTEREST IN RELATED PERSONALTY.

4.1 Grant of Security Interest. Trustor grants to Beneficiary a security interest in, and pledges and assigns to Beneficiary, all of Trustor's right, title and interest, whether presently existing or hereafter acquired in and to all of the following property (collectively, the "Personalty"):

(a) All materials, supplies, goods, tools, furniture, fixtures, equipment, and machinery which in all cases is affixed or attached, or to be affixed or attached, in any manner on the Land or the Improvements;

(b) All crops growing or to be grown on the Land (and after severance from the Land); all standing timber upon the Land (and after severance from the Land); all sewer, water and water rights, whether tributary, nontributary, not nontributary, or other groundwater that is subject to the provisions of Colorado Revised Statutes Section 37-90-137(4) or the corresponding provisions of any successor statute, whether adjudicated or unadjudicated, absolute or conditional, and all ditches and ditch rights, water wells and well rights, State Engineer filings, well registration statements and well permits, water taps, reservoirs and reservoir rights, springs, all decrees and pending water court applications, and all water company and mutual ditch or reservoir company stock, and all right, title and interest under any decreed or pending plan of augmentation or water exchange plan, which are, have been, or may be used on or in connection with, or appurtenant to, or located on or underlying, or in any way associated with, the Land, with all appurtenances; and all architectural and engineering plans, specifications and drawings which arise from or relate to the Land or the Improvements;

(c) All permits, licenses and claims to or demands for the voluntary or involuntary conversion of any of the Land, Improvements, or other Property into cash or liquidated claims, proceeds of all present and future fire, hazard or casualty insurance policies relating to the Land and the Improvements, whether or not such policies are required by Beneficiary, and all condemnation awards or payments now or later to be made by any public body or decree by any court of competent jurisdiction for any taking or in connection with any condemnation or eminent domain proceeding, and all causes of action and their proceeds for any breach of warranty, misrepresentation, damage or injury to, or defect in, the Land, Improvements, or other Property or any part of them;

(d) All substitutions, replacements, additions, and accessions to any of the above property, and all books, records and files relating to any of the above property, including, without limitation, all general intangibles related to any of the above property and all proceeds of the above property.

5. RIGHTS AND DUTIES OF THE PARTIES.

5.1 Representations and Warranties. Trustor represents and warrants that Trustor lawfully possesses and holds fee simple title to all of the Land and the Improvements, unless Trustor's present interest in the Land and the Improvements is described in Exhibit A as a leasehold interest, in which case Trustor lawfully possesses and holds a leasehold interest in the Land and the Improvements as stated in Exhibit A.

5.2 Taxes, Assessments, Liens and Encumbrances. Trustor shall pay prior to delinquency all taxes, levies, charges and assessments, including assessments on appurtenant water stock, imposed by any public or quasi-public authority or utility company which are (or if not paid, may become) a lien on all or part of the Property or any interest in it, or which may cause any decrease in the value of the Property or any part of it. Trustor shall immediately discharge any lien on the Property which Beneficiary has not consented to in writing, and shall also pay when due each obligation secured by or reducible to a lien, charge or encumbrance which now or hereafter encumbers or appears to encumber all or part of the Property, whether the lien, charge or encumbrance is or would be senior or subordinate to this Deed of Trust.

5.3 Damages and Insurance and Condemnation Proceeds.

(a) Trustor hereby absolutely and irrevocably assigns to Beneficiary, and authorizes the payor to pay to Beneficiary, the following claims, causes of action, awards, payments and rights to payment (collectively, the "Claims"):

(i) all awards of damages and all other compensation payable directly or indirectly because of a condemnation, proposed condemnation or taking for public or private use which affects all or part of the Property or any interest in it;

(ii) all other awards, claims and causes of action, arising out of any breach of warranty or misrepresentation affecting all or any part of the Property, or for damage or injury to, or defect in, or decrease in value of all or part of the Property or any interest in it;

(iii) all proceeds of any insurance policies payable because of loss sustained to all or part of the Property, whether or not such insurance policies are required by Beneficiary; and

(iv) all interest which may accrue on any of the foregoing.

(b) Trustor shall immediately notify Beneficiary in writing if:

(i) any damage occurs or any injury or loss is sustained to all or part of the Property, or any action or proceeding relating to any such damage, injury or loss is commenced; or

(ii) any offer is made, or any action or proceeding is commenced, which relates to any actual or proposed condemnation or taking of all or part of the Property.

If Beneficiary chooses to do so, it may in its own name appear in or prosecute any action or proceeding to enforce any cause of action based on breach of warranty or misrepresentation, or for damage or injury to, defect in, or decrease in value of all or part of the Property, and it may make any compromise or settlement of the action or proceeding. Beneficiary, if it so chooses, may participate in any action or proceeding relating to condemnation or taking of all or part of the Property, and may join Trustor in adjusting any loss covered by insurance.

(c) All proceeds of the Claims assigned to Beneficiary under this Paragraph shall be paid to Beneficiary. In each instance, Beneficiary shall apply those proceeds first toward reimbursement of all of Beneficiary's costs and expenses of recovering the proceeds, including attorneys' fees. Trustor further authorizes Beneficiary, at Beneficiary's option and in Beneficiary's sole discretion, and regardless of whether there is any impairment of the Property, (i) to apply the balance of such proceeds, or any portion of them, to pay or prepay some or all of the Secured

Obligations in such order or proportion as Beneficiary may determine, or (ii) to hold the balance of such proceeds, or any portion of them, in an interest-bearing account to be used for the cost of reconstruction, repair or alteration of the Property, or (iii) to release the balance of such proceeds, or any portion of them, to Trustor. If any proceeds are released to Trustor, neither Beneficiary nor Trustee shall be obligated to see to, approve or supervise the proper application of such proceeds. If the proceeds are held by Beneficiary to be used to reimburse Trustor for the costs of restoration and repair of the Property, the Property shall be restored to the equivalent of its original condition, or such other condition as Beneficiary may approve in writing. Beneficiary may, at Beneficiary's option, condition disbursement of the proceeds on Beneficiary's approval of such plans and specifications prepared by an architect satisfactory to Beneficiary, contractor's cost estimates, architect's certificates, waivers of liens, sworn statements of mechanics and materialmen, and such other evidence of costs, percentage of completion of construction, application of payments, and satisfaction of liens as Beneficiary may reasonably require.

5.4 Insurance. Trustor shall provide and maintain in force at all times all risk property damage insurance (including without limitation windstorm coverage, and hurricane coverage as applicable) on the Property and such other type of insurance on the Property as may be required by Beneficiary in its reasonable judgment. At Beneficiary's request, Trustor shall provide Beneficiary with a counterpart original of any policy, together with a certificate of insurance setting forth the coverage, the limits of liability, the carrier, the policy number and the expiration date. Each such policy of insurance shall be in an amount, for a term, and in form and content satisfactory to Beneficiary, and shall be written only by companies approved by Beneficiary. In addition, each policy of hazard insurance shall include a Form 438BFU or equivalent loss payable endorsement in favor of Beneficiary.

5.5 Maintenance and Preservation of Property.

(a) Trustor shall keep the Property in good condition and repair and shall not commit or allow waste of the Property. Trustor shall not remove or demolish the Property or any part of it, or alter, restore or add to the Property, or initiate or allow any change in any zoning or other land use classification which affects the Property or any part of it, except with Beneficiary's express prior written consent in each instance.

(b) If all or part of the Property becomes damaged or destroyed, Trustor shall promptly and completely repair and/or restore the Property in a good and workmanlike manner in accordance with sound building practices, regardless of whether or not Beneficiary agrees to disburse insurance proceeds or other sums to pay costs of the work of repair or reconstruction under Paragraph 5.3.

(c) Trustor shall not commit or allow any act upon or use of the Property which would violate any applicable law or order of any governmental authority, whether now existing or later to be enacted and whether foreseen or unforeseen, or any public or private covenant, condition, restriction or equitable servitude affecting the Property. Trustor shall not bring or keep any article on the Property or cause or allow any condition to exist on it, if that could invalidate or would be prohibited by any insurance coverage required to be maintained by Trustor on the Property or any part of it under this Deed of Trust.

(d) If Trustor's interest in the Property is a leasehold interest, Trustor shall observe and perform all obligations of Trustor under any lease or leases and shall refrain from taking any actions prohibited by any lease or leases. Trustor shall preserve and protect the leasehold estate and its value.

(e) If the Property is agricultural, Trustor shall farm the Property in a good and husbandlike manner. Trustor shall keep all trees, vines and crops on the Property properly cultivated, irrigated, fertilized, sprayed and fumigated, and shall replace all dead or unproductive trees or vines with new ones. Trustor shall prepare for harvest, harvest, remove and sell any crops growing on the Property. Trustor shall keep all buildings, fences, ditches, canals, wells and other farming improvements on the Property in first class condition, order and repair.

(f) Trustor shall perform all other acts which from the character or use of the Property may be reasonably necessary to maintain and preserve its value.

5.6 Releases, Extensions, Modifications and Additional Security. Without affecting the personal liability of any person, including Trustor (or Obligor, if different from Trustor), for the payment of the Secured Obligations or the lien of this Deed of Trust on the remainder of the Property for the unpaid amount of the Secured Obligations, Beneficiary and Trustee are respectively empowered as follows:

(a) Beneficiary may from time to time and without notice:

(i) release any person liable for payment of any Secured Obligation;

(ii) extend the time for payment, or otherwise alter the terms of payment, of any Secured Obligation;

(iii) accept additional real or personal property of any kind as security for any Secured Obligation, whether evidenced by deeds of trust, mortgages, security agreements or any other instruments of security; or

(iv) alter, substitute or release any property securing the Secured Obligations.
(b) Trustee may perform any of the following acts when requested to do so by Beneficiary in writing:

(i) consent to the making of any plat or map of the Property or any part of it;

(ii) join in granting any easement or creating any restriction affecting the Property;

(iii) join in any subordination or other agreement affecting this Deed of Trust or the lien of it; or

(iv) reconvey the Property or any part of it without any warranty.

5.7 Reconveyance. When all of the Secured Obligations have been paid in full and no further commitment to extend credit continues, Trustee shall reconvey the Property, or so much of it as is then held under this Deed of Trust, without warranty to the person or persons legally entitled to it. In the reconveyance, the grantee may be described as "the person or persons legally entitled thereto," and the recitals of any matters or facts shall be conclusive proof of their truthfulness. Neither Beneficiary nor Trustee shall have any duty to determine the rights of persons claiming to be rightful grantees of any reconveyance.

5.8 Compensation and Reimbursement of Costs and Expenses.

(a) Trustor agrees to pay fees in the maximum amounts legally permitted, or reasonable fees as may be charged by Beneficiary and Trustee when the law provides no maximum limit, for any services that Beneficiary or Trustee may render in connection with this Deed of Trust, including Beneficiary's providing a statement of the Secured Obligations or Trustee's rendering of services in connection with a reconveyance. Trustor shall also pay or reimburse all of Beneficiary's and Trustee's costs and expenses which may be incurred in rendering any such services.

(b) Trustor further agrees to pay or reimburse Beneficiary for all costs, expenses and other advances which may be incurred or made by Beneficiary or Trustee to protect or preserve the Property or to enforce any terms of this Deed of Trust, including the exercise of any rights or remedies afforded to Beneficiary or Trustee or both of them under Paragraph 6.3, whether any lawsuit is filed or not, or in defending any action or proceeding arising under or relating to this Deed of Trust, including attorneys' fees and other legal costs, costs of any sale of the Property and any cost of evidence of title.

(c) Trustor shall pay all obligations arising under this Paragraph immediately upon demand by Trustee or Beneficiary. Each such obligation shall be added to, and considered to be part of, the principal of the Secured Obligations, and shall bear interest from the date the obligation arises at the rate provided in any instrument or agreement evidencing the Secured Obligations. If more than one rate of interest is applicable to the Secured Obligations, the highest rate shall be used for purposes hereof.

5.9 Exculpation and Indemnification.

(a) Beneficiary shall not be directly or indirectly liable to Trustor or any other person as a consequence of any of the following:

(i) Beneficiary's exercise of or failure to exercise any rights, remedies or powers granted to it in this Deed of Trust;

(ii) Beneficiary's failure or refusal to perform or discharge any obligation or liability of Trustor under any agreement related to the Property or under this Deed of Trust;

(iii) Beneficiary's failure to produce Rents from the Property or to perform any of the obligations of the lessor under any lease covering the Property;

(iv) any waste committed by lessees of the Property or any other parties, or any dangerous or defective condition of the Property; or

(v) any loss sustained by Trustor or any third party resulting from any act or omission of Beneficiary in operating or managing the Property upon exercise of the rights or remedies afforded Beneficiary under Paragraph 6.3, unless the loss is caused by the willful misconduct and bad faith of Beneficiary.

Trustor hereby expressly waives and releases all liability of the types described above, and agrees that no such liability shall be asserted against or imposed upon Beneficiary.

(b) Trustor agrees to indemnify Trustee and Beneficiary against and hold them harmless from all losses, damages, liabilities, claims, causes of action, judgments, court costs, attorneys' fees and other legal expenses, cost of evidence of title, cost of evidence of value, and other costs and expenses which either may suffer or incur in performing any act required or permitted by this Deed of Trust or by law or because of any failure of Trustor to perform any of its obligations. This agreement by Trustor to indemnify Trustee and Beneficiary shall survive the release and cancellation of any or all of the Secured Obligations and the full or partial release and/or reconveyance of this Deed of Trust.

5.10 Defense and Notice of Claims and Actions. At Trustor's sole expense, Trustor shall protect, preserve and defend the Property and title to and right of possession of the Property, and the security of this Deed of Trust and the rights and powers of Beneficiary and Trustee created under it, against all adverse claims. Trustor shall give Beneficiary and Trustee prompt notice in writing if any claim is asserted which does or could affect any of these matters, or if any action or proceeding is commenced which alleges or relates to any such claim.

5.11 Substitution of Trustee. From time to time, Beneficiary may substitute a successor to any Trustee named in or acting under this Deed of Trust in any manner now or later to be provided at law, or by a written instrument executed and acknowledged by Beneficiary and recorded in the office of the recorder of the county where the Property is situated. Any such instrument shall be conclusive proof of the proper substitution of the successor Trustee, who shall automatically upon recordation of the instrument succeed to all estate, title, rights, powers and duties of the predecessor Trustee, without conveyance from it.

5.12 Representation and Warranty Regarding Hazardous Substances. Before signing this Deed of Trust, Trustor researched and inquired into the previous uses and ownership of the Property. Based on that due diligence, Trustor represents and warrants that to the best of its knowledge, no hazardous substance has been disposed of or released or otherwise exists in, on, under or onto the Property, except as Trustor has disclosed to Beneficiary in writing. Trustor further represents and warrants that Trustor has complied, and will comply and cause all occupants of the Property to comply, with all current and future laws, regulations and ordinances or other requirements of any governmental authority relating to or imposing liability or standards of conduct concerning protection of health or the environment or hazardous substances ("Environmental Laws"). Trustor shall promptly, at Trustor's sole cost and expense, take all reasonable actions with respect to any hazardous substances or other environmental condition at, on, or under the Property necessary to (i) comply with all applicable Environmental Laws; (ii) allow continued use, occupation or operation of the Property; or (iii) maintain the fair market value of the Property. Trustor acknowledges that hazardous substances may permanently and materially impair the value and use of the Property. "Hazardous substance" means any substance, material or waste that is or becomes designated or regulated as "toxic," "hazardous," "pollutant," or "contaminant" or a similar designation or regulation under any current or future federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including without limitation petroleum or natural gas.

5.13 Site Visits, Observation and Testing. Beneficiary and its agents and representatives shall have the right at any reasonable time, after giving reasonable notice to Trustor, to enter and visit the Property for the purposes of performing appraisals, observing the Property, taking and removing environmental samples, and conducting tests on any part of the Property. Trustor shall reimburse Beneficiary on demand for the costs of any such environmental investigation and testing. Beneficiary will make reasonable efforts during any site visit, observation or testing conducted pursuant this Paragraph to avoid interfering with Trustor's use of the Property. Beneficiary is under no duty, however, to visit or observe the Property or to conduct tests, and any such acts by Beneficiary will be solely for the purposes of protecting Beneficiary's security and preserving Beneficiary's rights under this Deed of Trust. No site visit, observation or testing or any report or findings made as a result thereof ("Environmental Report") (i) will result in a waiver of any default of Trustor; (ii) impose any liability on Beneficiary; or (iii) be a representation or warranty of any kind regarding the Property (including its condition or value or compliance with any laws) or the Environmental Report (including its accuracy or completeness). In the event Beneficiary has a duty or obligation under applicable laws, regulations or other requirements to disclose an Environmental Report to Trustor or any other party, Trustor authorizes Beneficiary to make such a disclosure. Beneficiary may also disclose an Environmental Report to any regulatory authority, and to any other parties as necessary or appropriate in Beneficiary's judgment. Trustor further understands and agrees that any Environmental Report or other information regarding a site visit, observation or testing that is disclosed to Trustor by Beneficiary or its agents and representatives is to be evaluated (including any reporting or other disclosure obligations of Trustor) by Trustor without advice or assistance from Beneficiary.

5.14 Additional Provisions Relating to Condominiums. If the Property is subject to a condominium declaration of conditions, covenants and restrictions recorded in the office of the Clerk and Recorder of the county in which the Property is located (the "Declaration"), the following provisions shall apply.

(a) The provisions contained in this Deed of Trust are obligations of Trustor in addition to Trustor's obligations under the Declaration with respect to similar matters, and shall not restrict or limit Trustor's duties and obligations to keep and perform promptly all of its obligations as unit owner under the Declaration.

(b) Trustor shall at all times fully perform and comply with all the agreements, covenants, terms and conditions imposed upon unit owners under the Declaration, and if Trustor fails to do so, Beneficiary may (but shall not be obligated to) take any action Beneficiary deems necessary or desirable to prevent or cure any default thereunder. Beneficiary may also take such action as it deems necessary or desirable to cure a default under the Declaration by Trustor or any other party occupying the unit(s) (a "Unit Occupant") encumbered by this Deed of Trust, upon receipt by Beneficiary from the condominium association under the Declaration (the "Association") of written notice of such default, even though the existence of such default or the nature thereof may be questioned or denied by Trustor or by any party on behalf of Trustor. Beneficiary may pay and expend such sums of money as Beneficiary in its sole discretion deems necessary to prevent or cure any default by Trustor or a Unit Occupant, and Trustor hereby agrees to pay to Beneficiary, immediately and without demand, all such sums so paid and expended by Beneficiary, together with interest thereon from the date of each such payment at the rate (the "Demand Rate") of two percent (2%) in excess of the then current rate of interest under the Debt Instrument. All sums so paid and expended by Beneficiary, and the interest thereon, shall be added to and be secured by the lien of this Deed of Trust. At Beneficiary's request, Trustor will submit satisfactory evidence of payment of all of its monetary obligations under the Declaration (including but not limited to rents, taxes, assessments, insurance premiums and operating expenses).

(c) At Beneficiary's request, Trustor will submit satisfactory evidence of payment of all of its monetary obligations under the Declaration (including but not limited to rents, taxes, assessments, insurance premiums and operating expenses).

(d) Trustor shall advise Beneficiary in writing of the giving of any notice to Trustor by the Association under the Declaration of any default by Trustor as unit owner or by a Unit Occupant thereunder in the performance or observance of any of the terms, conditions and covenants to be performed or observed by Trustor or such Unit Occupant thereunder, and Trustor shall deliver to Beneficiary a true copy of each such notice.

(e) If any action, proceeding, motion or notice shall be commenced or filed in respect of the Association in connection with any case (including a case commenced or filed under the Bankruptcy Code), Beneficiary shall have the option, to the exclusion of Trustor, exercisable upon notice from Beneficiary to Trustor, to conduct and control any such litigation with counsel of Beneficiary's choice. Beneficiary may proceed in its own name or in the name of Trustor in connection with any such litigation, and Trustor agrees to execute any and all powers, authorizations, consents or other documents required by Beneficiary in connection therewith. Trustor shall, upon demand, pay to Beneficiary all costs and expenses (including attorneys' fees) paid or incurred by Beneficiary in connection with the prosecution or conduct of any such proceedings. Any such costs or expenses not paid by Trustor as aforesaid shall be secured by the lien of this Deed of Trust and shall be added to the principal amount of the indebtedness secured hereby. Trustor shall not commence any action, suit, proceeding or case, or file any application or make any motion, in respect of the Declaration in any such case without the prior written consent of Beneficiary.

(f) Trustor will use its best efforts to obtain and deliver to Beneficiary within twenty (20) days after written request by Beneficiary, an estoppel certificate from the Association setting forth (i) the name of the unit owner, (ii) that the Declaration has not been modified or, if it has been modified, the date of each modification (together with copies of each such modification), (iii) the amount of common expenses and other assessments payable by Trustor as unit owner under the Declaration, (iv) the date to which all common expenses and other assessments have been paid by Trustor as unit owner under the Declaration, (v) whether there are any alleged defaults by Trustor or a Unit Occupant under the Declaration and, if so, setting forth the nature thereof in reasonable detail, and (vi) as to such other matters as Beneficiary may reasonably request.

(g) Trustor represents and warrants to Beneficiary that as of the date hereof, no default under the Declaration has occurred and is continuing.

(h) Trustor shall take such actions as may be reasonable to insure that the Association maintains a public liability insurance policy acceptable in form, amount, and extent of coverage to Beneficiary.

(i) Trustor shall not, except after notice to Beneficiary and with Beneficiary's prior written consent, either partition or subdivide the Property or consent to:

(i) the abandonment or termination of the condominium(s) encumbered by this Deed of Trust, except for abandonment or termination required by law in the case of substantial destruction by fire or other casualty or in the case of a taking by condemnation or eminent domain;

(ii) any amendment to any provision of the Declaration, the Association's bylaws or articles or any rules and regulations promulgated by the Association;

(iii) termination of professional management and assumption of self- management of the Association; or

(iv) any action which would have the effect of rendering the public liability insurance coverage maintained by the Association unacceptable to Beneficiary.

6. ACCELERATING TRANSFERS, DEFAULT AND REMEDIES.

6.1  Accelerating Transfers

(a) "Accelerating Transfer" means any sale, contract to sell, conveyance, encumbrance, or other transfer, whether voluntary, involuntary, by operation of law or otherwise, of all or any material part of the Property or any interest in it, including any transfer or exercise of any right to drill for or to extract any water (other than for Trustor's own use), oil, gas or other hydrocarbon substances or any mineral of any kind on or under the surface of the Property. If Trustor is a corporation, "Accelerating Transfer" also means any transfer or transfers of shares possessing, in the aggregate, more than fifty percent (50%) of the voting power. If Trustor is a partnership, "Accelerating Transfer" also means withdrawal or removal of any general partner, dissolution of the partnership under applicable law, or any transfer or transfers of, in the aggregate, more than fifty percent (50%) of the partnership interests. If Trustor is a limited liability company, "Accelerating Transfer" also means withdrawal or removal of any managing member, termination of the limited liability company or any transfer or transfers of, in the aggregate, more than fifty percent (50%) of the voting power or in the aggregate more than fifty percent of the ownership of the economic interest in the Trustor.

(b) Trustor agrees that Trustor shall not make any Accelerating Transfer, unless the transfer is preceded by Beneficiary's express written consent to the particular transaction and transferee. Beneficiary may withhold such consent in its sole discretion. If any Accelerating Transfer occurs, Beneficiary in its sole discretion may declare all of the Secured Obligations to be immediately due and payable, and Beneficiary and Trustee may invoke any rights and remedies provided by Paragraph 6.3 of this Deed of Trust.

6.2  Events of Default. The occurrence of any one or more of the following events, at the option of Beneficiary, shall constitute an event of default ("Event of Default") under this Deed of Trust:

(a) Obligor fails to make any payment, when due, under the Debt Instrument (after giving effect to any applicable grace period), or any other default occurs under and as defined in the Debt Instrument or in any other instrument or agreement evidencing any of the Secured Obligations and such default continues beyond any applicable cure period;

(b) Trustor fails to make any payment or perform any obligation which arises under this Deed of Trust;

(c) Trustor makes or permits the occurrence of an Accelerating Transfer in violation of Paragraph 6.1;

(d) Any representation or warranty made in connection with this Deed of Trust or the Secured Obligations proves to have been false or misleading in any material respect when made;

(e) Any default occurs under any other deed of trust on all or any part of the Property, or under any obligation secured by such deed of trust, whether such deed of trust is prior to or subordinate to this Deed of Trust; or

(f) An event occurs which gives Beneficiary the right or option to terminate any
Swap Contract secured by this Deed of Trust.

6.3 Remedies. At any time after the occurrence of an Event of Default, Beneficiary and Trustee shall be entitled to invoke any and all of the rights and remedies described below, as well as any other rights and remedies authorized by law. All of such rights and remedies shall be cumulative, and the exercise of any one or more of them shall not constitute an election of remedies.

(a) Beneficiary may declare any or all of the Secured Obligations to be due and payable immediately, and may terminate any Swap Contract secured by this Deed of Trust in accordance with its terms.

(b) Beneficiary may apply to any court of competent jurisdiction for, and obtain appointment of, a receiver for the Property, ex parte, without notice, and without regard to the solvency of Trustor or Obligor or any impairment to the Property.

(c) Beneficiary, in person, by agent or by court-appointed receiver, may enter, take possession of, manage and operate all or any part of the Property, and in its own name or in the name of Trustor sue for or otherwise collect any and all Rents, including those that are past due, and may also do any and all other things in connection with those actions that Beneficiary may in its sole discretion consider necessary and appropriate to protect the security of this Deed of Trust. Such other things may include: entering into, enforcing, modifying, or canceling leases on such terms and conditions as Beneficiary may consider proper; obtaining and evicting tenants; fixing or modifying Rents; completing any unfinished construction; contracting for and making repairs and alterations; performing such acts of cultivation or irrigation as necessary to conserve the value of the Property; and preparing for harvest, harvesting and selling any crops that may be growing on the property. Trustor hereby irrevocably constitutes and appoints Beneficiary as its attorney-in-fact to perform such acts and execute such documents as Beneficiary in its sole discretion may consider to be appropriate in connection with taking these measures, including endorsement of Trustor's name on any instruments. Trustor agrees to deliver to Beneficiary all books and records pertaining to the Property, including computer-readable memory and any computer hardware or software necessary to access or process such memory, as may reasonably be requested by Beneficiary in order to enable Beneficiary to exercise its rights under this Paragraph.

(d) Either Beneficiary or Trustee may cure any breach or default of Trustor, and if it chooses to do so in connection with any such cure, Beneficiary or Trustee may also enter the Property and/or do any and all other things which it may in its sole discretion consider necessary and appropriate to protect the security of this Deed of Trust. Such other things may include: appearing in and/or defending any action or proceeding which purports to affect the security of, or the rights or powers of Beneficiary or Trustee under, this Deed of Trust; paying, purchasing, contesting or compromising any encumbrance, charge, lien or claim of lien which in Beneficiary's or Trustee's sole judgment is or may be senior in priority to this Deed of Trust, such judgment of Beneficiary or Trustee to be conclusive as among the parties to this Deed of Trust; obtaining insurance and/or paying any premiums or charges for insurance required to be carried under this Deed of Trust; otherwise caring for and protecting any and all of the Property; and/or employing counsel, accountants, contractors and other appropriate persons to assist Beneficiary or Trustee. Beneficiary and Trustee may take any of the actions permitted hereunder either with or without giving notice to any person.

(e) Beneficiary may bring an action in any court of competent jurisdiction to foreclose this instrument or to obtain specific enforcement of any of the covenants or agreements of this Deed of Trust.

(f) Beneficiary may foreclose this Deed of Trust either by judicial action or through Trustee. Foreclosure through Trustee will be initiated by Beneficiary's filing of its notice of election and demand for sale with Trustee. Upon the filing of such notice of election and demand for sale, Trustee shall promptly comply with all notice and other requirements of the laws of Colorado then in force with respect to such sales. The proceeds of any sale under this section shall be applied first to the fees and expenses of the officer conducting the sale, and then to the reduction or discharge of the Secured Obligations in such order as Beneficiary may elect; any surplus remaining shall be paid over to such person or persons as may be lawfully entitled to such surplus. At the conclusion of any foreclosure sale, the officer conducting the sale shall execute and deliver to the purchaser at the sale such certificates of purchase or deeds or other instruments of conveyance as are permitted in accordance with Colorado law. Nothing in this section dealing with foreclosure procedures or specifying particular actions to be taken by Beneficiary or by Trustee or any similar officer shall be deemed to contradict or add to the requirements and procedures now or hereafter specified by Colorado law, and any such inconsistency shall be resolved in favor of Colorado law applicable at the time of foreclosure.

(g) Beneficiary may proceed under the Uniform Commercial Code as to all or any part of the Personalty, and in conjunction therewith may exercise all of the rights, remedies and powers of a secured creditor under the Uniform Commercial Code. When all time periods then legally mandated have expired, and after such notice of sale as may then be legally required has been given, Trustee may sell the Personalty at a public sale to be held at the time and place specified in the notice of sale. It shall be deemed commercially reasonable for the Trustee to dispose of the Personalty without giving any warranties as to the Personalty and specifically disclaiming all disposition warranties.

(h) Notwithstanding the availability of legal remedies, Beneficiary will be entitled to obtain specific performance, mandatory and prohibitory injunctive relief or other equitable relief requiring Trustor to cure or refrain from repeating any default.

6.4 Application of Sale Proceeds and Rents.

(a) Beneficiary and Trustee shall apply the proceeds of any sale of the Property in the following manner: first, to pay the portion of the Secured Obligations attributable to the costs, fees and expenses of the sale, including costs of evidence of title in connection with the sale; and, second, to pay all other Secured Obligations in any order and proportions as Beneficiary in its sole discretion may choose. The remainder, if any, shall be remitted to the person or persons entitled thereto.

(b) Beneficiary shall apply any and all Rents collected by it, and any and all sums other than proceeds of any sale of the Property which Beneficiary may receive or collect under Paragraph 6.3, in the following manner: first, to pay the portion of the Secured Obligations attributable to the costs and expenses of operation and collection that may be incurred by Trustee, Beneficiary or any receiver; and, second, to pay all other Secured Obligations in any order and proportions as Beneficiary in its sole discretion may choose. The remainder, if any, shall be remitted to the person or persons entitled thereto. Beneficiary shall have no liability for any funds which it does not actually receive.

7. MISCELLANEOUS PROVISIONS

7.1 No Waiver or Cure.

(a) Each waiver by Beneficiary or Trustee must be in writing, and no waiver shall be construed as a continuing waiver. No waiver shall be implied from any delay or failure by Beneficiary or Trustee to take action on account of any default of Trustor. Consent by Beneficiary or Trustee to any act or omission by Trustor shall not be construed as a consent to any other or subsequent act or omission or to waive the requirement for Beneficiary's or Trustee's consent to be obtained in any future or other instance.

(b) If any of the events described below occurs, that event alone shall not cure or waive any breach, Event of Default or notice of default under this Deed of Trust or invalidate any act performed pursuant to any such default or notice; or nullify the effect of any notice of default or sale (unless all Secured Obligations then due have been paid and performed); or impair the security of this Deed of Trust; or prejudice Beneficiary, Trustee or any receiver in the exercise of any right or remedy afforded any of them under this Deed of Trust; or be construed as an affirmation by Beneficiary of any tenancy, lease or option, or a subordination of the lien of this Deed of Trust:

(i) Beneficiary, its agent or a receiver takes possession of all or any part of the Property;

(ii) Beneficiary collects and applies Rents, either with or without taking possession of all or any part of the Property;

(iii) Beneficiary receives and applies to any Secured Obligation proceeds of any Property, including any proceeds of insurance policies, condemnation awards, or other claims, property or rights assigned to Beneficiary under this Deed of Trust;

(iv) Beneficiary makes a site visit, observes the Property and/or conducts tests thereon;

(v) Beneficiary receives any sums under this Deed of Trust or any proceeds of any collateral held for any of the Secured Obligations, and applies them to one or more Secured Obligations;

(vi) Beneficiary, Trustee or any receiver performs any act which it is empowered or authorized to perform under this Deed of Trust or invokes any right or remedy provided under this Deed of Trust; or

(vii) Any notice of default and election to sell under this Deed of Trust is cancelled.

7.2 Powers of Beneficiary and Trustee.

(a) Trustee shall have no obligation to perform any act which it is empowered to perform under this Deed of Trust unless it is requested to do so in writing and is reasonably indemnified against loss, cost, liability and expense.

(b) Beneficiary may take any of the actions permitted under Paragraphs 6.3(b) and/or 6.3(c) regardless of the adequacy of the security for the Secured Obligations, or whether any or all of the Secured Obligations have been declared to be immediately due and payable, or whether notice of default and election to sell has been given under this Deed of Trust.

(c) From time to time, Beneficiary or Trustee may apply to any court of competent jurisdiction for aid and direction in executing the trust and enforcing the rights and remedies created under this Deed of Trust. Beneficiary or Trustee may from time to time obtain orders or decrees directing, confirming or approving acts in executing this trust and enforcing these rights and remedies.

7.3 Nonborrower Trustor.

(a) If any Trustor ("Nonborrower Trustor") is not the Obligor under the Debt Instrument described in Paragraph 2.1(a), such Nonborrower Trustor authorizes Beneficiary to perform any of the following acts at any time, all without notice to Nonborrower Trustor and without affecting Beneficiary's rights or Nonborrower Trustor's obligations under this Deed of Trust:

(i) Beneficiary may alter any terms of the Debt Instrument or any part of it, including renewing, compromising, extending or accelerating, or otherwise changing the time for payment of, or increasing or decreasing the rate of interest on, the Debt Instrument or any part of it;

(ii) Beneficiary may take and hold security for the Debt Instrument, accept additional or substituted security for the Debt Instrument, and subordinate, exchange, enforce, waive, release, compromise, fail to perfect, sell or otherwise dispose of any such security;

(iii) Beneficiary may apply any security now or later held for the Debt Instrument in any order that Beneficiary in its sole discretion may choose, and may direct the order and manner of any sale of all or any part of it and bid at any such sale;

(iv) Beneficiary may release Obligor of its liability for the Debt Instrument or any part of it;

(v) Beneficiary may substitute, add or release any one or more guarantors or endorsers of the Debt Instrument; and

(vi) Beneficiary may extend other credit to Obligor, and may take and hold security for the credit so extended, whether or not such security also secures the Debt Instrument.

(b) Nonborrower Trustor waives:

(i) Any right it may have to require Beneficiary to proceed against Obligor, proceed against or exhaust any security held from Obligor, or pursue any other remedy in Beneficiary's power to pursue;

(ii) Any defense based on any legal disability of Obligor, any discharge or limitation of the liability of Obligor to Beneficiary, whether consensual or arising by operation of law or any bankruptcy, reorganization, receivership, insolvency, or debtor-relief proceeding, or from any other cause, or any claim that Nonborrower
Trustor's obligations exceed or are more burdensome than those of Obligor;

(iii) All presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Deed of Trust and of the existence, creation, or incurring of new or additional indebtedness of Obligor, and demands and notices of every kind;

(iv) Any defense based on or arising out of any defense that Obligor may have to the payment or performance of the Debt Instrument or any part of it; and

(v) Until the Secured Obligations have been paid and performed in full, all rights of subrogation, reimbursement, indemnification and contribution (contractual, statutory or otherwise), including any claim or right of subrogation under the Bankruptcy Code (Title 11 of the U.S. Code) or any successor statute, all rights to enforce any remedy that the Beneficiary may have against Obligor, and all rights to participate in any security now or later to be held by Beneficiary for the Debt Instrument.

(c) Nonborrower Trustor assumes full responsibility for keeping informed of Obligor's financial condition and business operations and all other circumstances affecting Obligor's ability to pay and perform its obligations to Beneficiary, and agrees that Beneficiary shall have no duty to disclose to Nonborrower Trustor any information which Beneficiary may receive about Obligor's financial condition, business operations, or any other circumstances bearing on its ability to perform.

(d) No provision or waiver in this Deed of Trust shall be construed as limiting the generality of any other provision or waiver contained in this Deed of Trust.

(e) For purposes of this Paragraph 7.3, all references to the Debt Instrument shall also include any instrument or agreement executed by Obligor subsequent to the date of this Deed of Trust which is secured by this Deed of Trust in accordance with the provisions of Paragraphs 2.1(c) and 2.1(d).

7.4 Merger. No merger shall occur as a result of Beneficiary's acquiring any other estate in or any other lien on the Property unless Beneficiary consents to a merger in writing.

7.5 Joint and Several Liability. If Trustor consists of more than one person, each shall be jointly and severally liable for the faithful performance of all of Trustor's obligations under this Deed of Trust.

7.6 Applicable Law. This Deed of Trust shall be governed by the laws of the State of Colorado.

7.7 Successors in Interest. The terms, covenants and conditions of this Deed of Trust shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties. However, this Paragraph does not waive the provisions of Paragraph 6.1.

7.8 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS DEED OF TRUST OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER
BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES

THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS DEED OF TRUST AND THE OTHER DOCUMENTS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION AND (c) CERTIFIES THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE.

7.9 Interpretation. Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions of the sections of this Deed of Trust are for convenience only and do not define or limit any terms or provisions. The word "include(s)" means "include(s), without limitation," and the word "including" means "including, but not limited to." The word "obligations" is used in its broadest and most comprehensive sense, and includes all primary, secondary, direct, indirect, fixed and contingent obligations. It further includes all principal, interest, prepayment charges, late charges, loan fees and any other fees and charges accruing or assessed at any time, as well as all obligations to perform acts or satisfy conditions. No listing of specific instances, items or matters in any way limits the scope or generality of any language of this Deed of Trust. The Exhibits to this Deed of Trust are hereby incorporated in this Deed of Trust.

7.10 In-House Counsel Fees. Whenever Trustor is obligated to pay or reimburse Beneficiary or Trustee for any attorneys' fees, those fees shall include the allocated costs for services of in-house counsel to the extent permitted by applicable law.

7.11 Waiver of Marshaling. Trustor waives all rights, legal and equitable, it may now or hereafter have to require marshaling of assets or to direct the order in which any of the Property will be sold in the event of any sale under this Deed of Trust. Each successor and assign of Trustor, including any holder of a lien subordinate to this Deed of Trust, by acceptance of its interest or lien agrees that it shall be bound by the above waiver, as if it had given the waiver itself.

7.12 Waiver of Homestead. Trustor hereby abandons and waives all claims of homestead on the Property and does hereby forever release and discharge the Property from any and all claims of homestead.

7.12 Severability. If any provision of this Deed of Trust should be held unenforceable or void, that provision shall be deemed severable from the remaining provisions and in no way affect the validity of this Deed of Trust except that if such provision relates to the payment of any monetary sum, then Beneficiary may, at its option, declare all Secured Obligations immediately due and payable.

7.13 Notices. Trustor hereby requests that a copy of notice of default and notice of sale be mailed to it at the address set forth below. That address is also the mailing address of Trustor as debtor under the Uniform Commercial Code. Beneficiary's address given below is the address for Beneficiary as secured party under the Uniform Commercial Code.

Addresses for Notices to Trustor:

LIFELOC TECHNOLOGIES, INC.
12441 West 49th Ave Unit 4
Wheat Ridge, CO 80033

Address for Notices to Beneficiary:

Bank of America, N.A.
Doc Retention Center
CT2-515-BB-03
70 Batterson Park Road
Farmington, CT 06032

IN WITNESS WHEREOF, Trustor has executed this Deed of Trust as of the date first above written.

TRUSTOR: LIFELOC TECHNOLOGIES, INC. By: /s/ Barry Knott (Seal) Barry Knott, President/CEO

ACKNOWLEDGMENT

STATE OF COLORADO                    )
) ss.
COUNTY OF                                        )

The foregoing instrument was acknowledged before me this day of _______, 2014 by Barry Knott as President and CEO of LIFELOC TECHNOLOGIES, INC., a Colorado corporation.

Witness my hand and official seal.

My commission expires: ___________________

___________________________
Notary Public

EXHIBIT A TO DEED OF TRUST

Exhibit A to DEED OF TRUST executed as of October 29, 2014, by LIFELOC TECHNOLOGIES, INC. as "Trustor" to the Public Trustee of Jefferson County, as "Trustee," for the benefit of Bank of America, N.A., a national banking association, as "Beneficiary."

Legal Description

Street Address

12441 West 49th Street, Units 11 - 18, Wheat Ridge, CO 80234